Exhibit 99.1

Immune Therapeutics, Inc. Announces Management Change; Moves Forward with Repositioning Strategy and Long-acting TLR4 (Toll Like Receptor 4) Antagonist JKB-122 Development

Orlando, FL, November 9, 2022 (GLOBAL NEWSWIRE) — Immune Therapeutics, Inc. (OTC PINK:IMUN) (“Immune” or “IMUN”) today announced that its Chief Executive Officer, President, and director, Stephen Wilson, PhD, resigned from his positions with Immune on November 3, 2022, citing a lack of director and officer insurance. In addition, Dr. Clifford Selsky resigned from his position as a director of Immune on November 4, 2022. Dr. Selsky’s resignation was not the result of any material dispute or disagreement with Immune, Immune’s management, or Immune’s board of directors on any matter relating to the operations, policies, or practices of Immune. The Board has commenced a search for a replacement CEO and is considering several candidates.

Kevin Phelps, a long-standing Immune director stated, “We wish Dr. Wilson and Dr. Selsky success in their endeavors and appreciate their efforts in support of Immune and its employees.”

For the remainder of this year, Kelly O. Wilson, the current Chief Operating Officer, will fill the roles of Interim Chief Executive Officer and Interim President. Glen Farmer, Chief Financial Officer, is continuing in his position with the Company.

The Company believes that the management changes will not affect its ability to realize its strategic goals, including the development of the long-acting TLR4 (Toll Like Receptor 4) Antagonist JKB-122.

Louis Salomonsky, a member of Immune’s board of directors, stated, “I am confident that Mr. Farmer and Ms. Wilson can move forward in initiating the buildout of what we expect to be an outstanding executive team that will have the strategic, scientific, and operational experience capable of delivering the company’s future goals and milestones in a timely and effective manner, including the development of JKB-122.”

About Immune Therapeutics, Inc.

Immune Therapeutics, Inc. is a pioneering pharmaceutical company involved in the acquisition, development, and commercialization of pharmaceutical and biotechnology products that have a well-defined path to market. By utilizing a biotech portfolio hub-and-spoke engine, we plan to advance focused and efficient small-scale biotechnology and pharmaceutical programs through subsidiaries, investment vehicles or partnerships, and deploy products from those programs in markets both in the U.S. and internationally for initial commercialization.

Forward Looking Statement

This press release may contain information about our views of future expectations, plans and prospects that constitute forward-looking statements. All forward-looking statements are based on management’s beliefs, assumptions, and expectations of Immune’s future economic performance, considering the information currently available to it. These statements are not statements of historical fact. Although Immune believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Immune does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. No assurances can be made that Immune will successfully acquire its acquisition targets. Forward-looking statements are subject to a number of factors, risks, and uncertainties, some of which are not currently known to us, that may cause Immune’s actual results, performance, or financial condition to be materially different from the expectations of future results, performance, or financial position. Actual results may differ materially from the expectations discussed in forward-looking statements. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory review and approval of our prospective products, changes in local or national economic conditions and other risks set forth in “Risk Factors” included in our filings with the Securities and Exchange Commission.

Disclaimer

The information provided in this press release is intended for general knowledge only and is not a substitute for professional medical advice or treatment for specific medical conditions. Always seek the advice of your physician or other qualified health care provider with any questions you may have regarding a medical condition. This information is not intended to diagnose, treat, cure or prevent any disease.

Contact:

Kelly O. Wilson

Interim Chief Executive Officer, President, and Chief Operating Officer

ir@immunetherapeutics.com

1-888-391-9355

www.immunetherapeutics.com